UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 11, 2015

Universal Biosensors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52607	98-0424072
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 3 9213 9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2015, Mr. Chris Smith informed Universal Biosensors, Inc. (the “Company”) of his resignation from the Board of Directors (“Board”), including his role as member of the Remuneration and Nomination Committee, with effect from August 30, 2015. Mr. Smith’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Smith for his service and commitment during his tenure as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

A copy of the press release announcing Mr. Smith’s resignation is attached to this Form 8-K as exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: August 12, 2015	By:	/s/ Paul Wright
Paul Wright
Chief Executive Officer

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Exhibit Index

Exhibit	Description

99.1	Press Release of Universal Biosensors, dated August 11, 2015

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